4th AMENDMENT
TO
PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 26th day of March, 2002, as amended May 17, 2002, November 1, 2005, and May 1, 2007 (the "Participation Agreement"), by and among Principal Life Insurance Company, MFS Variable Insurance Trust and Massachusetts Financial Services Company (collectively, the "Parties"), the Parties do hereby agree to amend and restate Schedule A of the Participation Agreement as attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, each of the Parties hereto has caused this 4th Amendment to the Participation Agreement to be executed effective as of January 1, 2008.

PRINCIPAL LIFE INSURANCE COMPANY

By its authorized officer,

By: Sara Wiener

Name: SARA WIENER

Title: DIRECTOR – PRODUCT MGMT

MFS VARIABLE INSURANCE TRUST,
on behalf of the Portfolios

By its authorized officer,

By: Susan S. Newton

Susan S. Newton
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By: ______

Robert J. Manning
President and Chief Executive Officer

As of August 21, 2007

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Portfolios Applicable to Policies
Principal Life Insurance Company Variable Life Separate Account	Principal Variable Universal Life Accumulator II Principal Variable Universal Life Income	Service	New Discovery Series
	Executive Variable Universal Life Benefit Variable Universal Life	Service	Emerging Growth Series Mid Cap Growth Series New Discovery Series Value Series Global Equity Series Research International Series
	Executive Variable Universal Life II (EVUL II) Benefit Variable Universal Life II (BVUL II) Principal Variable Universal Life Income II	Service	Emerging Growth Series Global Equity Series New Discovery Series Research International Series Total Return Series Utilities Series Value Series